12600 Hill Country Blvd, Suite R-275

Bee Cave, TX 78738

LETTER OF INTENT

Date: July 1, 2025

From:

A.R.T. Digital Holdings Corp.

12600 Hill Country Blvd., Suite R-275 Bee Cave, TX 78620

Attn: Logan William Rice, Chief Financial Officer

Email: REDACTED

Phone: REDACTED

To:

C2 Blockchain, Inc.

12818 SW 8th St, Unit #2008

Miami, FL 33184

Attn: Levi Y. Jacobson, Chief Executive Officer

Email: info@c2blockchain.com

Phone: REDACTED

Acquisition of 20% Interest KBR TX02, LLC “McAllen Project”

This Letter of Intent ("LOI") outlines the proposed terms for C2 Blockchain, Inc. ("C2 Blockchain") to acquire a 20% equity interest in the McAllen Project, a Texas digital infrastructure project ("Project"), owned by KBR TX02, LLC, a wholly-owned subsidiary of A.R.T. Digital Holdings Corp. ("A.R.T. Digital"). The total purchase price for this acquisition is One Million U.S. Dollars ($1,000,000).

1.	Transaction Summary

C2 Blockchain, Inc. is poised to acquire a 20% ownership interest in the Project for a total of $1,000,000. This equity acquisition can be executed either in a single bulk transaction or through multiple tranches within the next ninety days. Should an extension beyond this period be necessary, A.R.T. Digital requires a thirty-day notice from C2 Blockchain to facilitate a renewal period for the equity purchase.

2.	Structure

The investment will be structured as a direct equity interest in the current Project SPV.

3.	Due Diligence

Each party shall furnish relevant corporate, financial, legal, and operational documentation in good faith. Logan William Rice will serve as the internal due diligence liaison for A.R.T. Digital, while Levi Y. Jacobson will assume the role of internal due diligence liaison for C2 Blockchain.

4.	Timeline

Both parties intend to finalize definitive agreements and complete the transaction within 30 business days following the execution of this Letter of Intent. A.R.T. Digital will furnish the definitive agreement(s) necessary to conclude this transaction.

5.	Confidentiality

All information, materials, and communications pertaining to this Letter of Intent (LOI) or the proposed transaction shall remain confidential and shall not be disclosed to third parties without mutual consent, except as required by law.

6. Non-Binding Intent

This Letter of Intent (LOI) is non-binding and serves only to express the current intentions of the parties involved. However, Sections 3, 4, and 5 shall remain binding. No legal obligations will be established unless and until definitive transaction documents are fully executed.

-Signature Page to Follow-

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Accepted and Agreed:

Logan William Rice

Chief Financial Officer

A.R.T. Digital Holdings Corp.

REDACTED

REDACTED

Signature: /s/ Logan Rice

Date: 6/30/25

Levi Y. Jacobson

Chief Executive Officer

C2 Blockchain, Inc.

info@c2blockhain.com

REDACTED

Signature: /s/ Levi Y. Jacobson

Date: 6/30/25